UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant           [X]

Filed by a Party other than the Registrant      [  ]

Check the appropriate box:

[  ]        Preliminary Proxy Statement

[  ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]        Definitive Proxy Statement

[X]       Definitive Additional Materials

[  ]        Soliciting Material Pursuant to §240.14a-12

Parkway Properties, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[  ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:_____________________

(2)   Aggregate number of securities to which transaction applies:____________________

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  ______________________________________________

(4)   Proposed maximum aggregate value of transaction:____________________________

(5)   Total fee paid:_________________________________________________________

[  ]        Fee paid previously with preliminary materials.

[  ]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid: ________________________________________________

(2)   Form, Schedule or Registration Statement No.:_______________________________

(3)   Filing Party:___________________________________________________________

(4)   Date Filed:____________________________________________________________

May 6, 2010

PARKWAY PROPERTIES, INC.

One Jackson Place

Suite 1000

188 East Capitol Street

Jackson, Mississippi 39201

www.pky.com

_________________________

SUPPLEMENT TO THE

PROXY STATEMENT DATED APRIL 1, 2010

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2010

To our Stockholders:

On or about April 1, 2010, Parkway Properties, Inc. (the "Company") furnished or otherwise made available to stockholders its proxy statement describing the matters to be voted on at the annual meeting to be held on May 13, 2010, including the approval of the 2010 Omnibus Equity Incentive Plan (the "Plan").  After mailing the proxy statement, the Company was informed by RiskMetrics that the Plan previously approved by our Board of Directors (the "Board") resulted in an unfavorable rating of the Plan due to the fact that (i) the definition of a change in control included merger transactions approved by the Board but not consummated and (ii) the Plan permitted the accelerated vesting of awards under the Plan on a change in control, regardless of whether any adverse employment action resulted with respect to the subject executive.  The Board considered the RiskMetrics report and decided that in keeping with the Company's long history of following best practices in corporate governance, the Board should amend the Plan.  Accordingly, on May 6, 2010, the Board approved an amendment to the Plan (the "Amendment") solely to address these concerns.

The Plan, as amended by the Amendment, will be presented for approval at the Company's Annual Meeting of Stockholders to be held on Thursday, May 13, 2010.

A copy of the Amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 6, 2010 with the Securities and Exchange Commission ("SEC").  Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the Amendment, at the SEC's website, www.sec.gov.

If a shareholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this supplement) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Plan, as amended by the Amendment.  If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting of Stockholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by  attending the Annual Meeting in person and casting a ballot.

If any shareholder would like a new proxy or has any questions, he or she should contact the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, or at (800) 748-1667.